UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15 (d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report:  June 22, 2005

(Date of earliest event reported)

INTERNATIONAL BUSINESS MACHINES CORPORATION

(Exact name of registrant as specified in its charter)

New York	1-2360	13-0871985
(State of Incorporation)	(Commission File Number)	(IRS employer Identification No.)

ARMONK, NEW YORK		10504
(Address of principal executive offices)		(Zip Code)

914-499-1900
(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events.

As previously disclosed, effective January 1, 2005, the company adopted the provisions of Statement of Financial Accounting Standards (“SFAS”) No. 123(R), “Share-Based Payment” (“SFAS 123(R)”). The company elected to adopt the modified retrospective application method provided by SFAS 123(R) and accordingly, financial statement amounts for the periods presented herein have been restated to reflect results as if the fair value method of expensing had been applied from the original effective date of SFAS 123. Such results are consistent with the previously reported pro forma disclosures required under SFAS 123.

Exhibit 99.1 of this Form 8-K contains the Report of Independent Registered Public Accounting Firm, Management Discussion, Consolidated Financial Statements, Notes to Consolidated Financial Statements, Selected Financial Data, Ratio of Earnings to Fixed Charges, and Consent of Independent Registered Public Accounting Firm.  Certain of the Notes to Consolidated Financial Statements were updated as applicable to reflect the company’s adoption of SFAS 123(R), including Notes “a” and “v”.  Exhibit 99.2 of this Form 8-K contains the Report of Independent Registered Public Accounting Firm and Consent of Independent Registered Public Accounting Firm. Except as specifically set forth in Exhibit 99.1, the information in Exhibit 99.1 and Exhibit 99.2 does not reflect any other events occurring after IBM filed its Form 10-K on February 24, 2005 for the year ended December 31, 2004.  For a discussion of events and developments subsequent to February 24, 2005, please refer to the reports and other information that IBM has filed with the Securities and Exchange Commission, including IBM’s Form 10-Q for the period ended March 31, 2005.

IBM’s web site (www.ibm.com) contains a significant amount of information about IBM, including financial and other information for investors (www.ibm.com/investor/).  IBM encourages investors to visit its various web sites from time to time, as information is updated and new information is posted.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date:  June 22, 2005

By:	/s/ Timothy S. Shaughnessy

Timothy S. Shaughnessy
Vice President and Controller